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                                                                 EXHIBIT 10.30.1

                                  AMENDMENTS TO
                               VISTEON CORPORATION
          NON-EMPLOYEE DIRECTOR STOCK UNIT PLAN (THE "STOCK UNIT PLAN")

     As approved by the Board of Directors on December 14, 2005, the first sentence of Section 6(a) of the Stock Unit Plan shall be amended to read as follows:

     Distribution of a Participant's vested Account shall be made or commence to be made on the later of (i) on or about January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director of the Company, in the form or forms elected by the Participant.

     As approved by the Board of Directors on December 14, 2005, the first sentence of Section 6(a) 2 of the Stock Unit Plan shall be amended to read as follows:

     If the Participant has elected the installment distribution option, the first installment will be paid on the later of (i) on or about the January 15 of the calendar year following the calendar year in which, or (ii) the first day of the seventh month following the date on which, the Participant terminates service as an Outside Director, and each subsequent installment will be paid on or about January 15 of each succeeding year during the installment period.

     As approved by the Board of Directors on February 9, 2006, the second sentence of Section 10 shall be amended to read as follows:

     For purposes of this Section 10, the term "Change in Control" means the occurrence of any one of the following events:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

          (b) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation,

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               relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company's assets, other than a sale or disposition by the Company of more than 50% of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

          (e) any other event that the Administrative Committee, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

          (f) Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.


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